UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2019

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CUSTOMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

__________________

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing, PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share	CUBI/PC	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share	CUBI/PD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2019, Customers Bancorp, Inc. (the “Company”) completed an underwritten public offering of $74,750,000 in aggregate principal amount of its 5.375% subordinated notes due 2034 (the “Subordinated Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of December 4, 2019, among the Company, Customers Bank, the Company’s wholly owned banking subsidiary (the “Bank”) and B. Riley FBR, Inc., as representative of the underwriters (the “Underwriters”) named therein.  The price to the purchasers was 100% of the principal amount of the Subordinated Notes.

The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and estimated expenses, will be approximately $72,075,375. The Company expects to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at the Bank. The Company also may use a portion of the net proceeds to redeem shares of its preferred stock once they become redeemable, repurchase shares of its common stock, or fund, in whole or in part, possible future acquisitions of other financial services businesses.

The Company and the Bank made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Bank and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the offering of the Subordinated Notes. In addition, the Company and the Bank have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing summary description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued the Subordinated Notes pursuant to an Indenture dated December 9, 2019 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture relating to the Subordinated Notes between the Company and the Trustee dated December 9, 2019 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Subordinated Notes will bear interest at a rate of 5.375% per year, payable quarterly in arrears on each March 30, June 30, September 30 and December 30 of each year beginning on March 30, 2020. The Subordinated Notes will mature on December 30, 2034. The Subordinated Notes will be unsecured and subordinated obligations of the Company, subordinated in right of payment to the payment of all of the Company’s existing and future senior indebtedness (as defined in the Indenture), whether secured or unsecured, including payment to all of the Company’s existing and future general creditors, and effectively subordinated to any of the Company’s secured subordinated indebtedness. The Subordinated Notes will be obligations of the Company only and will not be obligations of, and will not be guaranteed by, any of the Company’s subsidiaries. As a result, the Subordinated Notes also will be structurally subordinated to all existing and future indebtedness, deposits and other obligations and any preferred equity of the Company’s subsidiaries.

The Company may redeem the Subordinated Notes, in whole or in part, at its option, beginning with the interest payment date of December 30, 2029 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Subordinated Notes to be redeemed, plus any accrued and unpaid interest to but excluding the redemption date. The Company also may redeem the Subordinated Notes, at its option, at any time, including prior to December 30, 2029, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Subordinated Notes, plus any accrued and unpaid interest to but excluding the redemption date, upon the occurrence of a Tax Event, a Tier 2 Capital Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, as described in the First Supplemental Indenture. Any redemption of the Subordinated Notes will be subject to the prior approval of the Board of Governors of the Federal Reserve System, to the extent that such approval is then required. The Subordinated Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

The foregoing summary description of the Indenture, the First Supplemental Indenture and the Subordinated Notes is qualified in its entirety by the terms of the Indenture, the First Supplemental Indenture and the form of Subordinated Note, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The offering of the Subordinated Notes was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-218483) previously filed with the Securities and Exchange Commission (the “SEC”), including the prospectus contained therein, and the preliminary prospectus supplement dated December 4, 2019 and final prospectus supplement dated December 4, 2019 filed by the Company with the SEC relating to the offering of the Subordinated Notes.

A copy of the opinion of Stradley Ronon Stevens & Young, LLP relating to the Subordinated Notes is attached as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On December 4, 2019, the Company issued a press release regarding the commencement of its underwritten public offering of the Subordinated Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 4, 2019, the Company issued a press release regarding the pricing terms of its underwritten public offering of the Subordinated Notes. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 9, 2019, the Company issued a press release regarding the closing of its underwritten public offering of the Subordinated Notes. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 4, 2019, by and among Customers Bancorp, Inc. Customers Bank and B. Riley FBR, Inc.
4.1	Indenture, dated as of December 9, 2019, between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee.
4.2	First Supplemental Indenture, dated as of December 9, 2019, between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee.
4.3	Form of Subordinated Note (included in Exhibit 4.2).
5.1	Opinion of Stradley Ronon Stevens & Young, LLP.
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).
99.1	Press Release dated December 4, 2019 (commencement of public offering).
99.2	Press Release dated December 4, 2019 (pricing terms of public offering).
99.3	Press Release dated December 9, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC. By: /s/ Carla A. Leibold Name: Carla A. Leibold Title: Executive Vice President - Chief Financial Officer and Treasurer

Date: December 9, 2019